Exhibit 10.2


June 30, 2005



Dr. Robert T. Zahradnik 119 Ashlei Lane Searcy, AK 72143

We are pleased to offer you, Robert T. Zahradnik (the "employee"), employment with Oragenics, Inc. (the "employer") whereby you will work with executive management performing various tasks as requested by our Board of Directors. You will be reporting directly to David Gury, Chairman of the Board of Directors.

Compensation

Your start date will be July 1, 2005 and you will be paid a monthly base salary of $15,000. This employment arrangement will be "at will" and may terminate upon 30 days written notice by either the employer or employee.

Benefits

Insurance
You are eligible for medical, dental, life insurance benefits on August 1, 2005. Our current plan is provided by Blue Cross/Blue Shield. We will pay 90% of the premium for you. A copy of the plan will be provided directly from Blue Cross/Blue Shield.

Retirement Plan
You are also eligible for the company's Simple Retirement Plan immediately upon your employment. Under this plan, we will provide a 100% match for every dollar you invest up to a maximum of 3%. A copy of the plan will be provided under separate cover.

Holidays
The paid holidays remaining in 2005 are:

         July 4...........................................Independence Day
         September 5......................................Labor Day
         November 24 and 25...............................Thanksgiving Weekend
         December 26......................................Christmas
         December 30......................................New Years

Vacation and Sick Days
You are entitled to twenty (20) paid days per year for vacation and / or illness. Vacation days are earned at the rate of 1.67 days for each month of employment and may be carried forward indefinitely.

I hope you find this offer letter meets your expectations. If you have any questions or require further explanation regarding the above, please contact Paul Hassie or me.

Sincerely,

/s/ David J. Gury
David J. Gury
Chairman


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                                                                    Exhibit 10.2

July 6, 2005



Dr. Robert T. Zahradnik 119 Ashlei Lane Searcy, AK 72143

This letter shall serve as an addendum to our employment letter dated June 30, 2005, and will clarify your role as an employee of Oragenics, Inc.

Effective immediately, you will assume the position of President and Chief Executive Officer of Oragenics, Inc. as replacement of Mento A. Soponis who is resigning his position today. Your compensation and all employee benefits as documented in our letter dated June 30, 2005 will remain the same.

We look forward to your assuming this leadership role and hope for a mutually rewarding relationship.

Sincerely,

/s/ David J. Gury
David J. Gury
Chairman